UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) -- February 17, 1995

                                ESSEX GROUP, INC.

              (Exact name of registrant as specified in its charter)

         MICHIGAN                      I-7418                       35-1313928
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    (State or other jurisdiction      (Commission             (I.R.S. Employer
         of incorporation)            File Number)         Identification No.)

    1601 WALL STREET, FORT WAYNE, INDIANA                                46802
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    (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code:  (219) 461-4000

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          (Former name or former address, if changed since last report.)


    ITEM 5. OTHER EVENTS.

      On February 17, 1995 the registrant issued the press release attached hereto as Exhibit 20.1, which is incorporated herein by reference.

    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   Exhibits:

                  Item  Exhibit Index

                  20.1  Press release by the registrant on February 17, 1995


                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ESSEX GROUP, INC.
                                            (Registrant)




    February 17, 1995                     /s/ David A. Owen
                                          ---------------------------------
                                          David A. Owen
                                          Executive Vice President,
                                          Chief Financial Officer; Director
                                          (Principal Financial Officer)


                                                                EXHIBIT 20.1

                                                      Contact:  Tom Castaldi
                                                                (219) 461-4381

    FOR IMMEDIATE RELEASE


                       ESSEX GROUP, INC., ANNOUNCES RESULTS


    FORT WAYNE, Ind., February 17, 1995 -- Essex Group, Inc., today announced results for the twelve-month period ended December 31, 1994. Sales for the year were $1.0 billion, 16.3 percent higher than 1993 sales of $868.8 million.

      Net income was $30.2 million for the twelve-month period ended December 31, 1994, up from $6.0 million in 1993.

      Sales improvements in 1994 resulted from higher copper prices and higher sales volumes, according to Stanley C. Craft, chairman, president and chief executive officer. Higher sales volumes reflected increased demand for wire products within most of the markets served by the company, said Craft.

      Essex Group, Inc., is one of the world's largest producers of electrical wire and cable products and a Fortune 500 manufacturing company. The company's three divisions, supported by 26 manufacturing facilities in twelve states, produce a broad product line that includes magnet wire, building wire, automotive wire, appliance wire, industrial wire, electronic wire, specialty wiring assemblies, communications wire and cable, and electrical insulation materials.